Exhibit 10.6

EMPLOYMENT AND NON-COMPETITION AGREEMENT
(Bhaskar Rao)

THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the “Agreement”) is executed as of this 13th day of October, 2017 (the “Effective Date”), by and between Tempur Sealy International, Inc., a Delaware corporation (the “Company”), and Bhaskar Rao, an individual (“Employee”).

In consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and Employee,

IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE I

EMPLOYMENT

1.1     Term of Employment. Effective as of the Effective Date, the Company agrees to continue to employ Employee and to promote Employee to the position of Executive Vice President and Chief Financial Officer, and Employee agrees to continue employment by the Company, for the period commencing on the Effective Date and ending on March 31, 2019 (the “Initial Term”), subject to earlier termination as hereinafter set forth in Article III. Unless earlier terminated in accordance with Article III, following the expiration of the Initial Term, this Agreement shall be automatically renewed for successive one-year periods (collectively, the “Renewal Terms”; individually, a “Renewal Term”) unless, at least ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term, either party provides the other with a written notice of intention not to renew, in which case the Employee’s employment with the Company, and the Company’s obligations hereunder, shall terminate as of the end of the Initial Term or said Renewal Term, as applicable. Except as otherwise expressly provided herein, the terms of this Agreement during any Renewal Term shall be the same as the terms in effect immediately prior to such renewal, subject to any such changes or modifications as mutually may be agreed between the parties as evidenced in a written instrument signed by both the Company and Employee.

1.2     Position and Duties. Employee shall be employed in the position of Executive Vice President and Chief Financial Officer or such other executive position as may be assigned from time to time by the Company’s Chief Executive Officer. In such capacity, Employee shall be subject to the authority of, and shall report to, the Company’s Chief Executive Officer. Employee’s duties and responsibilities shall include those customarily attendant to Employee’s position and such other duties and responsibilities as may be assigned from time to time by the Chief Executive Officer. Employee shall devote Employee’s entire business time, loyalty, attention and energies exclusively to the business interests of the Company while employed by the Company, and shall perform his duties and responsibilities diligently and to the best of his ability.

ARTICLE II

COMPENSATION AND OTHER BENEFITS

2.1     Base Salary. The Company shall pay Employee an initial annual salary of $430,000.00 (“Base Salary”), reflecting an increase effective October 13, 2017 from his current base salary of $324,450 and payable in accordance with the normal payroll practices of the Company. The Employee’s Base Salary will be reviewed and be subject to adjustment from time to time by the Board of Directors or its Compensation Committee at their discretion in accordance with the Company’s annual review policy. Based on the Company’s current policy, the Company expects Employee’s first annual review would be during the first quarter of 2018.

2.2     Performance Bonus.

(a)    Employee will be eligible to earn an annual performance-based bonus based on performance criteria approved by the Company’s Board of Directors or its Compensation Committee for each full or pro rata portion of any fiscal year during which Employee is employed by the Company (each, a “Bonus Year”), the terms and conditions of which as well as Employee’s entitlement thereto being determined annually in the sole discretion of the Company’s Board of Directors or its Compensation Committee (the “Performance Bonus”). The amount of the Performance Bonus will vary based on the achievement of Company and individual performance criteria established by the Company’s Board of Directors or its Compensation Committee, but the performance criteria will be set to target a Performance Bonus equal to a designated percentage of Base Salary as of December 31st of the applicable Bonus Year if the performance criteria are met (the “Target Bonus”).

(b)    For 2017, in light of his promotion and increase in salary effective October 13, 2017, (i) the amount of his Target Bonus with respect to the period up to October 13, 2017, will be based on 50% of his base salary paid with respect to the period from January 1, 2017 to October 13, 2017 and (ii) the amount of his Target Bonus with respect to the period from October 13, 2017 through December 31, 2017 will be based on 70% of his Base Salary paid with respect to this period (the “2017 Bonus”). The 2017 Bonus will be paid on or before March 15, 2018.

2.3    Equity Awards.

(a)    Grant of Restricted Stock Units. On the Effective Date, the Company will grant Employee restricted stock units (“RSUs”) to acquire shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), pursuant to the form of Restricted Stock Unit Award Agreement attached as Exhibit B to this Agreement, with the total shares of Common Stock subject to the RSUs having a fair market value on the date of grant of $775,000 (based on the closing price on the New York Stock Exchange on the date of grant) and subject to vesting in four equal installments.

(b)    Project 650 Award. On the Effective Date, the Company will grant Employee performance restricted stock units for 50,000 shares of the Company’s Common Stock pursuant to the form of Performance Restricted Stock Unit Award Agreement attached as Exhibit C to this Agreement.

(c)     The Company anticipates that commencing in 2018 Employee will be considered for future equity awards in accordance with the Company’s process for executives, but the timing, amount and terms of any future grants will be subject to the discretion of the Board of Directors or the Compensation Committee.

2.4     Benefit Plans. Employee will be eligible to participate in the Company’s retirement plans that are qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and in the Company’s welfare benefit plans that are generally applicable to all executive employees of the Company (the “Plans”), in accordance with the terms and conditions thereof.

2.5     Financial Planning. Employee shall be eligible to participate in the Company’s executive financial planning program which provides reimbursement of financial planning expenses to eligible executives in accordance to the terms of the program.

2.6     Vacation. Employee shall be entitled to vacation days in any calendar year in accordance with the Company’s general vacation policies for senior executive employees.

2.7     Expenses. The Company shall reimburse Employee for all authorized and approved expenses incurred in the course of the performance of Employee’s duties and responsibilities pursuant to this Agreement and consistent with the Company’s policies with respect to travel, entertainment and miscellaneous expenses, and the requirements with respect to the reporting of such expenses.

2.8     Withholdings. All payments to be made by the Company hereunder will be subject to any withholding requirements.

ARTICLE III

TERMINATION

3.1     Right to Terminate; Automatic Termination.

(a) Termination by Company Without Cause. Subject to Section 3.2, the Company may terminate Employee’s employment and all of the Company’s obligations under this Agreement at any time and for any reason.

(b) Termination by Employee for Good Reason. Subject to Section 3.2, Employee may terminate his employment obligation hereunder (but not his obligations under Article IV hereof) for “Good Reason” (as hereinafter defined) if (i) Employee reasonably determines in good faith that a Good Reason condition has occurred, (ii) Employee gives written notice thereof to the Company within thirty (30) days of the Good Reason event (which notice shall specify in reasonable detail the grounds upon which such notice is given), (iii) the Company fails, within thirty (30) days of receipt of such notice, to cure or rectify the grounds for such Good Reason termination set forth in such notice, and Employee has cooperated in good faith with the Company’s efforts to cure such condition, (iv) notwithstanding such efforts, the Good Reason condition continues to exist, and (v) Employee terminates his employment within thirty (30) days after the end of such thirty (30)-day cure period. “Good Reason” shall mean any of the following: (i) relocation of Employee’s principal workplace over sixty (60) miles from any of the Company’s then existing workplaces without the consent of Employee (which consent shall not be unreasonably withheld, delayed or conditioned), or (ii) the Company’s material breach of this Agreement or any other written agreement between Employee and the Company which is not cured within thirty (30) days after receipt by the Company from Employee of written notice of such breach.

(c)     Termination by Company For Cause. Subject to Section 3.2, the Company may terminate Employee’s employment and all of the Company’s obligations under this Agreement at any time “For Cause” (as defined below) by giving notice to Employee stating the basis for such termination, effective immediately upon giving such notice or at such other time thereafter as the Company may designate. “For Cause” shall mean any of the following: (i) Employee’s willful and continued failure to substantially perform the reasonably assigned duties with the Company which are consistent with Employee’s position and job description referred to in this Agreement, other than any such failure resulting from incapacity due to physical or mental illness, after a written notice is delivered to Employee by the Board of Directors of the Company which specifically identifies the manner in which Employee has not substantially performed the assigned duties and allowing Employee thirty (30) days after receipt by Employee of such notice to cure such failure to perform, (ii) material breach of this or any other written agreement between Employee and the Company which is not cured within thirty (30) days after receipt by the Employee from the Company of written notice of such breach, (iii) any material violation of any written policy of the Company which is not cured within thirty (30) days after receipt by Employee from the Company of written notice of such violation, (iv) Employee’s willful misconduct which is materially and demonstrably injurious to the Company, (v) Employee’s conviction by a court of competent jurisdiction of, or his pleading guilty or nolo contendere to, any felony, or (vi) Employee’s commission of an act of fraud, embezzlement, or misappropriation against the Company or any breach of fiduciary duty or breach of the duty of loyalty, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business. For purposes of this paragraph, no act, or failure to act, on Employee’s part shall be considered “willful” unless done, or omitted to be done, in knowing bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, expressly authorized by a resolution duly adopted by the Board of Directors or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated For Cause unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with Employee’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board of Directors Employee committed the conduct set forth above in (i), (ii), (iii), (iv), (v) or (vi) of this Section and specifying the particulars thereof in detail.

(d)     Termination Upon Death or Disability. Subject to Section 3.2, Employee’s employment and the Company’s obligations under this Agreement shall terminate: (i) automatically, effective immediately and without any notice being necessary, upon Employee’s death; and (ii) in the event of the disability of Employee, by the Company giving notice of termination to Employee. For purposes of this Agreement, “disability” means the inability of Employee, due to a physical or mental impairment, for ninety (90) days (whether or not consecutive) during any period of 360 days, to perform, with reasonable accommodation, the essential functions of the work contemplated by this Agreement. In the event of any dispute as to whether Employee is disabled, the matter shall be determined by the Company’s Board of Directors in consultation with a physician selected by the Company’s health or disability insurer or another physician mutually satisfactory to the Company and the Employee. The Employee shall cooperate with the efforts to make such determination or be subject to immediate discharge. Any such determination shall be conclusive and binding on the parties. Any determination of disability under this Section 3.1 is not intended to alter any benefits any party may be entitled to receive under any long-term disability insurance policy carried by either the Company or Employee with respect to Employee, which benefits shall be governed solely by the terms of any such insurance policy. Nothing in this subsection shall be construed as limiting or altering any of Employee’s rights under State workers compensation laws or State or federal Family and Medical Leave laws.

3.2     Rights Upon Termination.

(a)     Section 3.1(a) and 3.1(b) Termination. If Employee’s employment terminates pursuant to Section 3.1(a) or 3.1(b) hereof, in each case Employee shall have no further rights against the Company hereunder, except for the right to receive, following execution of a release and waiver in form satisfactory to the Company in the case of clauses (ii), (iii) and (v) below, (i) any unpaid Base Salary and the value of any accrued but unused vacation, (ii) a pro-rata portion of any Performance Bonus that would be payable with respect to the Bonus Year in which the termination occurs (based on the number of days of the Bonus Year prior to the effective date of termination and the amount of the Target Bonus set by the Board of Directors or Compensation Committee for the Employee for such Bonus Year) and whatever rights as to equity awards as Employee may have pursuant to any equity awards agreement with the Company, (iii) payment of Base Salary for twelve (12) months (the “Severance Period”), payable in accordance with the normal payroll practices of the Company, (iv) reimbursement of expenses to which Employee is entitled under Section 2.7 hereof, and (v) to the extent Employee timely elects “continuation coverage” under Section 4980B of the Code (“COBRA”) reimbursement for the cost of continuation of the group medical plans of the Company as detailed in Section 2.4 hereof for the duration of the Severance Period, at the same rate of the Company’s portion of the shared costs of such benefits as in effect from time to time for active employees of the Company; provided, however that (x) if the Company cannot continue such COBRA benefits, the Company shall reimburse Employee for the cost of replacing such benefits, and (y) such COBRA benefits shall be discontinued in the event Employee becomes eligible for similar benefits from a successor employer (and Employee shall promptly notify the Company of his eligibility for any such benefits).

(b)     Section 3.1(c) and 3.1(d) Termination; Termination By Employee (Not for Good Reason). If Employee’s employment is terminated pursuant to Sections 3.1(c) or 3.1(d) hereof, or if Employee quits employment (other than for Good Reason) notwithstanding the terms of this Agreement, Employee or Employee’s estate shall have no further rights against the Company hereunder, except for the right to receive, following execution of a release and waiver in form satisfactory to the Company in the case of clause (iii) below, (i) any unpaid Base Salary, (ii) in the case of Section 3.1(d) hereof, the value of any accrued but unused vacation, (iii) in the case of Section 3.1(d) hereof, a pro-rata portion (based on the number of days of the Bonus Year prior to the effective date of termination) of any Performance Bonus that would be payable with respect to the Bonus Year in which the termination occurs, and whatever rights as to equity awards as Employee may have pursuant to any equity award agreement with the Company and (iv) reimbursement of expenses to which Employee is entitled under Section 2.7 hereof.

(c)    Release; Timing of Payments. The release and waiver described in Sections 3.2(a) and (b) shall be delivered to the Employee on or before the fourteenth (14th) day following separation from employment with the Company. Further and notwithstanding the foregoing provisions of this Section 3.2, if the release and waiver described in, and required by, Section 3.2(a) and 3.2(b) as applicable, has not been executed, delivered and become irrevocable on or before the end of the sixty (60)-day period following Employee's termination of employment with the Company, no payments due pursuant to Section 3.2(a) or (b), as applicable, shall be, or shall become, payable. Further, to the extent that (A) such termination of employment occurs within 60 days of the end of any calendar year, and (B) any of such payments and severance benefits constitute "nonqualified deferred compensation" for purposes of Section 409A of the Code, any payment of any amount, or provision of any benefit, otherwise scheduled to occur prior to the 60th day following the date of Employee's termination of employment hereunder, but for the condition on executing the release and waiver as set forth herein, shall be made (or commence being made) on the later of January 15th of the next calendar year following termination of employment or the date such release and waiver is delivered and has become irrevocable, after which any remaining payments and severance benefits shall thereafter be provided to Employee without interest according to the applicable schedule set forth herein.

ARTICLE IV

CONFIDENTIALITY; NON-COMPETITION; NON-SOLICITATION

4.1    Covenants Regarding Confidential Information, Trade Secrets and Other Matters. Employee covenants and agrees as follows:

(a)     Definitions. For purposes of this Agreement, the following terms are defined as follows:

(1) “Trade Secret” means all information possessed by or developed for the Company or any of its subsidiaries, including, without limitation, a compilation, program, device, method, system, technique or process, to which all of the following apply: (i) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (ii) the information is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

(2) “Confidential Information” means information, to the extent it is not a Trade Secret, which is possessed by or developed for the Company or any of its subsidiaries and which relates to the Company’s or any of its subsidiaries’ existing or potential business or technology, which information is generally not known to the public and which information the Company or any of its subsidiaries seeks to protect from disclosure to its existing or potential competitors or others, including, without limitation, for example: business plans, strategies, existing or proposed bids, costs, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans, negotiation strategies, training information and materials, information generated for client engagements and information stored or developed for use in or with computers. Confidential Information also includes information received by the Company or any of its subsidiaries from others which the Company or any of its subsidiaries has an obligation to treat as confidential.

(b)     Nondisclosure of Confidential Information. Except as required in the conduct of the Company’s or any of its subsidiaries’ business or as expressly authorized in writing on behalf of the Company or any of its subsidiaries, Employee shall not use or disclose, directly or indirectly, any Confidential Information during the period of his employment with the Company. In addition, following the termination for any reason of Employee’s employment with the Company, Employee shall not use or disclose, directly or indirectly, any Confidential Information. This prohibition does not apply to Confidential Information after it has become generally known in the industry in which the Company conducts its business. This prohibition also does not prohibit Employee’s use of general skills and know-how acquired during and prior to employment by the Company, as long as such use does not involve the use or disclosure of Confidential Information or Trade Secrets.

(c)     Trade Secrets. During Employee’s employment by the Company, Employee shall do what is reasonably necessary to prevent unauthorized misappropriation or disclosure and threatened misappropriation or disclosure of the Company’s or any of its subsidiaries’ Trade Secrets and, after termination of employment, Employee shall not use or disclose the Company’s or any of its subsidiaries’ Trade Secrets as long as they remain, without misappropriation, Trade Secrets.

(d)     Copyright. All copyrightable work by the Employee relating to the Company’s business or the business of any subsidiary or affiliate of the Company during the term of the Employee’s employment by the Company is intended to be “work made for hire” as defined in Section 101 of the Copyright Act of 1976, and shall be the property of the Company. If the copyright to any such copyrightable work is not the property of the Company by operation of law, the Employee will, without further consideration, assign to the Company all right, title and interest in such copyrightable work and will assist the Company and its nominees in every way, at the Company’s expense, to secure, maintain and defend for the Company’s benefit, copyrights and any extensions and renewals thereof on any and all such work including translations thereof in any and all countries, such work to be and remain the property of the Company whether copyrighted or not.

(e)    Exceptions. The provisions of paragraphs (b) and (c) above will not be deemed to prohibit any disclosure that is required by law or court order, provided that Employee has not intentionally taken actions to trigger such required disclosure and the Company is given reasonable prior notice and an opportunity to contest or minimize such disclosure.

4.2     Non-Competition.

(a)     During Employment. During Employee’s employment hereunder, Employee shall not engage, directly or indirectly, as an employee, officer, director, partner, manager, consultant, agent, owner (other than a minority shareholder or other equity interest of not more than 1% of a company whose equity interests are publicly traded on a nationally recognized stock exchange or over-the-counter) or in any other capacity, in any competition with the Company or any of its subsidiaries.

(b)     Subsequent to Employment. For a two year period following the termination of Employee’s employment for any reason or without reason, Employee shall not in any capacity (whether in the capacity as an employee, officer, director, partner, manager, consultant, agent or owner (other than a minority shareholder or other equity interest of not more than 1% of a company whose equity interests are publicly traded on a nationally recognized stock exchange or over-the-counter), directly or indirectly advise, manage, render or perform services to or for any person or entity which is engaged in a business competitive to that of the Company or any of its subsidiaries (including without limitation those businesses listed in Exhibit A attached hereto) within any geographical location wherein the Company or any of its subsidiaries produces, sells or markets its goods and services at the time of such termination or within a one-year period prior to such termination.

4.3     Non-solicitation. For a two year period following the termination of Employee’s employment for any reason or without reason, Employee shall not solicit or induce any person who was an employee of the Company or any of its subsidiaries on the date of Employee’s termination or within three months prior to leaving his employment with the Company or any of its subsidiaries to leave their employment with the Company.

4.4     Return of Documents. Immediately upon termination of employment, Employee will return to the Company, and so certify in writing to the Company, all the Company’s or any of its subsidiaries’ papers, documents and things, including information stored for use in or with computers and software applicable to the Company’s and its subsidiaries’ business (and all copies thereof), which are in Employee’s possession or under Employee’s control, regardless whether such papers, documents or things contain Confidential Information or Trade Secrets.

4.5     No Conflicts. To the extent that they exist, Employee will not disclose to the Company or any of its subsidiaries any of Employee’s previous employer’s confidential information or trade secrets. Further, Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement and that employment by the Company does not conflict with any prior obligations to third parties. In addition, Employee and the Company agree that it is important for any prospective employer to be aware of this Agreement, so that disputes concerning this Agreement can be avoided in the future. Therefore, the Employee agrees that, following termination of employment with the Company, the Company may forward a copy of Article IV of this Agreement (and any related Exhibits hereto) to any future prospective or actual employer, and the Employee releases the Company from any claimed liability or damage caused to the Employee by virtue of the Company’s act in making that prospective or actual employer aware of Article IV of this Agreement (and any related Exhibits hereto).

4.6     Agreement on Fairness. Employee acknowledges that: (i) this Agreement has been specifically bargained between the parties and reviewed by Employee, (ii) Employee has had an opportunity to obtain legal counsel to review this Agreement, and (iii) the covenants made by and duties imposed upon Employee hereby are fair, reasonable and minimally necessary to protect the legitimate business interests of the Company, and such covenants and duties will not place an undue burden upon Employee’s livelihood in the event of termination of Employee’s employment by the Company and the strict enforcement of the covenants contained herein.

4.7     Equitable Relief and Remedies. Employee acknowledges that any breach of this Agreement will cause substantial and irreparable harm to the Company for which money damages would be an inadequate remedy. Accordingly, notwithstanding the provisions of Article V below, the Company shall in any such event be entitled to seek injunctive and other forms of equitable relief to prevent such breach and the prevailing party shall be entitled to recover from the other, the prevailing party’s costs (including, without limitation, reasonable attorneys’ fees) incurred in connection with enforcing this Agreement, in addition to any other rights or remedies available at law, in equity, by statute or pursuant to Article V below.

ARTICLE V

AGREEMENT TO SUBMIT ALL EXISTING OR FUTURE DISPUTES
TO BINDING ARBITRATION

The Company and Employee agree that any controversy or claim arising out of or related to this Agreement or Employee’s employment with or termination by the Company that is not resolved by the parties shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Said arbitration shall be conducted in Lexington, Kentucky. The parties further agree that the arbitrator may resolve issues of contract interpretation as well as law and award damages, if any, to the extent provided by the Agreement or applicable law. The parties agree that the costs of the arbitrator’s services shall be borne by the Company. The parties further agree that the arbitrator’s decision will be final and binding and enforceable in any court of competent jurisdiction. In addition to the A.A.A.’s Arbitration Rules and unless otherwise agreed to by the parties, the following rules shall apply:

(a)     Each party shall be entitled to discovery exclusively by the following means: (i) requests for admission, (ii) requests for production of documents, (iii) up to fifteen (15) written interrogatories (with any subpart to be counted as a separate interrogatory), and (iv) depositions of no more than six individuals.

(b)     Unless the arbitrator finds that delay is reasonably justified or as otherwise agreed to by the parties, all discovery shall be completed, and the arbitration hearing shall commence within five months after the appointment of the arbitrator.

(c)     Unless the arbitrator finds that delay is reasonably justified, the hearing will be completed, and an award rendered within thirty (30) days of commencement of the hearing.

The arbitrator’s authority shall include the ability to render equitable types of relief and, in such event, any aforesaid court may enter an order enjoining and/or compelling such actions or relief ordered or as found by the arbitrator. The arbitrator also shall make a determination regarding which party’s legal position in any such controversy or claim is the more substantially correct (the “Prevailing Party”) and the arbitrator shall require the other party to pay the legal and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action.

Notwithstanding the foregoing provisions of this Article V, the parties expressly agree that a court of competent jurisdiction may enter a temporary restraining order or an order enjoining a breach of Article IV of this Agreement without submission of the underlying dispute to an arbitrator. Such remedy shall be cumulative and nonexclusive, and shall be in addition to any other remedy to which the parties may be entitled.

ARTICLE VI

GENERAL PROVISIONS

6.1     Notices. Any and all notices provided for in this Agreement shall be given in writing and shall be deemed given to a party at the earlier of (i) when actually delivered to such party, or (ii) when mailed to such party by registered or certified mail (return receipt requested) or sent to such party by courier, confirmed by receipt, and addressed to such party at the address designated below for such party as follows (or to such other address for such party as such party may have substituted by notice pursuant to this Section 6.1):

(a) If to the Company:	Tempur Sealy International, Inc. 1000 Tempur Way Lexington, KY 40511 Attention: Chief Executive Officer With a copy to Senior Vice President and General Counsel

(b) If to Employee:	Bhaskar Rao

6.2     Entire Agreement. This Agreement, together with the exhibits hereto, contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces any prior understandings and agreements among the parties with respect to the subject matter hereof.

6.3     Miscellaneous. This Agreement may be altered, amended or modified only in writing, signed by both of the parties hereto, except that either party may update its address set forth in Section 6.1 by providing a notice of the updated address in the manner set forth in Section 6.1. Headings included in this Agreement are for convenience only and are not intended to limit or expand the rights of the parties hereto. References to Sections herein shall mean sections of the text of this Agreement, unless otherwise indicated.

6.4     Assignability. This Agreement and the rights and duties set forth herein may not be assigned by either of the parties without the express written consent of the other party. This Agreement shall be binding on and inure to the benefit of each party and such party’s respective heirs, legal representatives, successors and assigns.

6.5     Severability. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and such invalid or unenforceable provision shall be construed in a manner so as to give the maximum valid and enforceable effect to the intent of the parties expressed therein.

6.6     Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

6.7     Governing Law; Jurisdiction; Construction. This Agreement shall be governed by the internal laws of the Commonwealth of Kentucky, without regard to any rules of construction that would require application of the laws of another jurisdiction. Any legal proceeding related to this Agreement and permitted under Section 4.7 and Article V hereof must be litigated in an appropriate Kentucky state or federal court, and both the Company and the Employee hereby consent to the exclusive jurisdiction of the Commonwealth of Kentucky for this purpose. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement, and accordingly each party waives the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party responsible for the drafting thereof.

6.8.     Effective Date. The terms and conditions of this Agreement shall be effective as of the Effective Date.

6.9.     Tax Compliance.

(a)     The Company may withhold from any amounts payable hereunder any amounts required to be withheld under federal, state or local law and any other deductions authorized by Employee. The Company and the Employee agree that they will execute any and all amendments to this Agreement as they mutually agree in good faith may be necessary to ensure compliance with the provisions of Section 409A (together with any implementing regulations, “Section 409A”) of the Code while preserving insofar as possible the economic intent of the respective provisions, so that Employee will not be subject to any tax (including interest and penalties) under Section 409A.
(b)     For purposes of Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
(c)     With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, the Employee, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(d)     Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” as determined pursuant to Section 409A as of the date of Employee’s “separation from service” as defined in Treasury Regulation Section 1.409A-1(h) (or any successor regulation) and if any payments or entitlements provided for in this Agreement constitute a “deferral of compensation” within the meaning of Section 409A and cannot be paid or provided in the manner provided herein without subjecting Employee to additional tax, interest or penalties under Section 409A, then any such payment or entitlement which is payable during the first six months following Employee’s “separation from service” shall be paid or provided to Employee in a cash lump-sum on the first business day of the seventh calendar month immediately following the month in which Employee’s “separation from service” occurs or, if earlier, upon the Employee’s death. In addition, any payments or benefits due hereunder upon a termination of Employee’s employment which are a “deferral of compensation” within the meaning of Section 409A shall only be payable or provided to Employee (or Employee’s estate) upon a “separation from service” as defined in Section 409A. Finally, for the purposes of this Agreement, amounts payable under Section 3.2 shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Sections 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 – A-6.

(e)    Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, "payment shall be made within thirty (30) days following the date of termination"), the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Code Section 409A.

(f) The Company makes no representation or warranty and shall have no liability to Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Code Section 409A but do not satisfy an exemption from, or the conditions of, Code Section 409A.

6.10    Clawback Policy. Employee acknowledges receipt of a copy of the Company’s Clawback Policy, and acknowledges and agrees that all performance bonuses awarded pursuant to Section 2.2 and all equity awards pursuant to Section 2.3 will be subject to the Clawback Policy or any amended version thereof and any other clawback policy adopted by the Board of Directors of the Company, in each case to the extent the Clawback Policy or any other clawback policy applies by its terms to Employee. The Employee agrees that he is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any bonuses paid under this Agreement or awards or amounts paid under the Company’s Amended and Restated 2013 Equity Incentive Plan (“EIP”) and that are subject to clawback pursuant to the Clawback Policy or any other such clawback policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any bonuses paid under this Agreement or any equity awards or amounts paid under the EIP from the Employee’s accounts, or pending or future compensation or equity awards.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

COMPANY:

TEMPUR SEALY INTERNATIONAL, INC.

/s/ Carmen Dabiero____________________________________
By:    Carmen Dabiero
Title:     Senior Vice President, Human Resources

EMPLOYEE:

/s/ Bhaskar Rao_______________________________________
By:    Bhaskar Rao

WITNESSED BY:

/s/ William H. Dorton__________________________________
By:    William H. Dorton
Title:     Director, Corporate and Securities Counsel

Date: October 13, 2017

Exhibits:

Exhibit A	Competitive Enterprises of the Company and its Affiliates
Exhibit B	Restricted Stock Unit Award Agreement
Exhibit C	2017 Performance Restricted Stock Unit Award Agreement

[Signature Page to Employment and Non-Competition Agreement]

Exhibit A

Competitive Enterprises of the Company and its Affiliates

Ace
AH Beard
Auping
Ashley Sleep Aviya Bedshed Better Bed Bohus Botafogo
Boyd Bruno
Carpe Diem
Carpenter
Carolina Mattress
Casper
Cauval Group
Chaide & Chaide
Classic Sleep Products Coin Colunex Copel
Comforpedic Comfort Group
Comfort Solutions
COFEL group Correct
De Rucci
Diamona
Doremo Octaspring
Dorelan Dreams Drommeland
Dunlopillo
Duxiana
Eastborne El Corte Ingles
Eminflex
Englander Eve Falafella
Flex Group of Companies

Foamex Forty Winks Furniture Villge
France Bed
Future Foam
Harrisons Harvey Norman Group
Hastens Helix Sleep
Hilding Anders Group Hyundai Retail Group
Hypnos
IBC Jysk Group
KayMed
King Koil
Kingsdown Koala
Lady Americana
Land and Sky Leesa Sleep
Leggett & Platt
Lo Monaco Lotte Retail Group
Luna Lutz Group
Magniflex
Metzler
Myers Nature’s Sleep (GhostBed)
Optimo
Ortobom Per Dormire Purple, Inc.
Natura
Natures Rest
Park Place
Permaflex
Pikolin Group
Recticel Group
Relyon
Restonic
Reverie
Rosen
Rowe

Saatva
Sapsa Bedding
Select Comfort
Serta and any direct or indirect parent company
Silentnight Simba
Simmons Company/Beautyrest and any direct or indirect parent company Sinomax Sleep Innovations
Sleepmaker
Spring Air Steinhoff
Sterling
Stobel
Swiss Comfort
Swiss Sense Tediber
Therapedic
Tuft and Needle Whisper

RETAILERS

Ashley
Innovative Mattress Solutions
Mattress Firm/Steinhoff
Sleepy’s
Wayfair

Exhibit B

TEMPUR SEALY INTERNATIONAL, INC.
2013 EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement
Bhaskar Rao
This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of October 13, 2017, is between Tempur Sealy International, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified below (the “Recipient”).
1.Award of Restricted Stock Units. Pursuant and subject to the Company’s Amended and Restated 2013 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company grants the Recipient an award (the “Award”) for ______ restricted stock units (“Restricted Stock Units”), each representing the right to a share of the common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Stock”) on and subject to the terms and conditions of this Agreement. This Award is granted as of October 13, 2017 (the “Grant Date”) and is intended to qualify as a Qualified Performance-Based Award.
2.    Rights of Restricted Stock Units. If the Company declares and pays a dividend or other distribution with respect to the outstanding Common Stock (collectively “Stock Payments”) at or before the issuance of the Stock to the Recipient pursuant to Section 4(g), then the Company shall pay to the Recipient, at the time it delivers the Stock pursuant to Section 4(g) (the “Delivered Shares”), the Stock Payments that would have been paid on the Delivered Shares had they been outstanding at the time the Stock Payments were made. In no event will any Stock Payment be paid to the Recipient prior to delivery of Delivered Shares, and if the Restricted Stock Units do not vest for any reason then no Stock Payments will ever be paid with respect thereto and all rights thereto will be forfeited. Except for the contingent rights described in the preceding sentence, unless and until the vesting conditions of the Award have been satisfied and the Recipient has received the shares of Stock in accordance with the terms and conditions described herein, the Recipient shall have none of the attributes of ownership with respect to such shares of Stock.
3.    Vesting Period and Rights; Taxes; and Filings.
(a)    Vesting Period and Rights. The Award will vest in four equal installments on the first four anniversaries of the Grant Date (each “Vesting Date”), unless the Award terminates or vests earlier in accordance with paragraph (c) below or Section 4 or 5 hereof. Subject to the provisions of Sections 4 and 5 below, any vesting is subject to the Recipient continuing to be employed by the Company or an Affiliate of the Company on the applicable Vesting Date. Any Restricted Stock Units that have been vested as described above are referred to herein as “Vested RSUs”.

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(b)    Taxes. The Recipient is required to provide sufficient funds to pay all withholding taxes. Pursuant to the Plan, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) attributable to the Award awarded under this Agreement, including without limitation, the award or lapsing of stock restrictions on the Award. The obligations of the Company under this Agreement shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient. However, in such cases Recipient may elect, subject to any reasonable administrative procedures for timely compliance established by the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold a portion of the shares of Stock to be issued under the Award to satisfy the Recipient’s tax obligations. The Recipient may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to at least the minimum statutory total withholding taxes arising upon the vesting of the Award or such higher amount approved by the Committee. If the Recipient has not submitted an election on or before the thirtieth (30) day prior to a Vesting Date, Recipient shall be deemed to have elected to have shares withheld from the shares of Stock to be issued under the Award to satisfy the Recipient’s tax obligation in an amount equal to the minimum statutory total withholding taxes. All elections shall be irrevocable, made in writing, signed by the Recipient, and shall be subject to any restrictions or limitations that the Committee deems appropriate. In addition, if shares of Stock are withheld as provided above, in lieu of issuing a fractional share of Stock as a result of such withholding the Company will pay cash to the Recipient in an amount equal to the Market Value of such fractional share.
(c)    Performance Condition for Vesting. Notwithstanding anything in this Agreement to the contrary, if the Company does not achieve positive Profits for 2018, then all Restricted Stock Units (whether or not Vested RSUs) shall terminate immediately and be forfeited. The calculation of Profits is described in Appendix B hereto.
(d)    Filings. The Recipient is responsible for any filings required under Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.
4.    Termination of Employment. If the Recipient’s employment with the Company or an Affiliate of the Company terminates prior to the fourth anniversary of the Grant Date, including because the Recipient’s employer ceases to be an Affiliate, the right to the Restricted Stock Units and the Stock shall be as follows:
(a)    Death. If the Recipient dies, the Restricted Stock Units granted hereunder will vest immediately and the person or persons to whom the Recipient’s rights shall pass by will or the laws of descent and distribution shall be entitled to receive all of the Stock with respect thereto, subject to meeting the performance test in Section 3(c).
(b)    Long-Term Disability. If the Company or an Affiliate of the Company terminates the Recipient’s employment as a result of long-term disability (within the meaning

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of Section 409A of the Code), the Restricted Stock Units granted hereunder will vest immediately and Recipient shall be entitled to receive all of the Stock with respect thereto, subject to meeting the performance test in Section 3(c).
(c)    By the Company For Cause or By the Recipient Without Good Reason. If the Recipient ceases to be an employee of the Company or an Affiliate of the Company due to the Recipient’s termination by the Company or such Affiliate For Cause or if the Recipient resigns or otherwise terminates his employment without Good Reason, including by any Retirement that is not an Approved Retirement or the Recipient’s voluntary departure, the Recipient’s right to such Restricted Stock Units and the Stock granted hereunder shall be forfeited, no Stock shall be issued and the Restricted Stock Units shall be cancelled. The terms “For Cause”, “Good Reason”, “Retirement” and “Approved Retirement” are defined below.
(d)    By the Company Other Than For Cause or By the Recipient for Good Reason. If the Recipient ceases to be an employee of the Company or an Affiliate of the Company due to the Recipient’s termination by the Company or such Affiliate other than For Cause, by his resignation for Good Reason, or due to Recipient’s employer ceasing to be an Affiliate (in the absence of a Change of Control), then subject to meeting the performance test in Section 3(c), (i) if the termination occurs prior to the first Vesting Date, the Recipient shall be entitled to receive a pro rata portion of the Restricted Stock Units on the remaining Vesting Dates and the balance shall be cancelled and no Stock issued therefore, and (ii) if the termination occurs on or after the first Vesting Date, the Recipient shall be entitled to receive all the Restricted Stock Units, as and when they become vested on the applicable Vesting Date. For purposes of clause (i) of the preceding sentence, “pro rata portion” means the number of Restricted Stock Units granted multiplied by the number of full calendar months that elapsed from the Grant Date to the date of termination, divided by 12. Notwithstanding the foregoing, no Stock shall be issued and all of Recipient’s rights to the Restricted Stock Units and the Stock hereunder shall be forfeited, expire and terminate unless (i) the Company shall have received a release of all claims from the Recipient in a form approved by the Compensation Committee (the “Committee”) of the Board of Directors (“Release and Waiver”) (and said Release and Waiver shall have become irrevocable in accordance with its terms) prior to the next applicable Vesting Date (or if earlier, the deadline established in the form of release delivered by the Company to Recipient for execution) and (ii) the Recipient shall have complied with the covenants set forth in Section 10 of this Agreement.
(e)    Approved Retirement. In the event of the Recipient’s Approved Retirement, the Committee may at its discretion consent to the continued vesting of a pro-rata portion of the Restricted Stock Units on the remaining Vesting Dates and the balance shall be cancelled and no Stock issued therefor. For this purpose, “pro-rata portion” means (i) the number of Restricted Stock Units granted multiplied by the actual number of full calendar months that elapsed from the Grant Date to the date of such Approved Retirement and then divided by 48 less (ii) the number of Restricted Stock Units already vested. Notwithstanding the foregoing, no Stock shall be issued and all of Recipient’s rights to the Restricted Stock Units and Stock hereunder shall be forfeited, expire and terminate unless (i) the Company shall have received a Release and Waiver from the Recipient (and said Release and Waiver shall

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have become irrevocable in accordance with its terms) prior to the next applicable Vesting Date (or if earlier, the deadline established in the form of release delivered by the Company to Recipient for execution) and (ii) the Recipient shall have complied with the covenants set forth in Section 10 of this Agreement. If the Committee shall for any reason decline to consent to continued vesting on the Recipient’s Approved Retirement, then the provisions of subsection (c) above shall instead apply.
(f)    Definitions. As used in this Agreement:
(i)    “Change of Control” shall have the meaning set forth in the Plan, provided, that no event or transaction shall constitute a Change of Control for purposes of this Agreement unless it also qualifies as a change of control for purposes of Section 409A of the Code;
(ii)    “Employee”, “employment”, “termination of employment” and “cease to be employed,” and other words or phrases of similar import, shall mean the continued provision of substantial services to the Company or any of its Affiliates (or the cessation or termination of such services) whether as an employee, consultant or director.
(iii)     “Employment Agreement” shall mean the Employment and Non-Competition Agreement, dated as of October 13, 2017, between the Company and Employee, as amended and in effect from time to time.
(iv)    “For Cause” shall have the meaning assigned to such term in the Employment Agreement;
(v)     “Good Reason” shall have the meaning assigned to such term in the Employment Agreement; and
(vi)    “Approved Retirement” shall mean any retirement of the Recipient that the Committee determines in its sole discretion shall be treated as an “Approved Retirement” for purposes of this Agreement.
(g)    Payment. In all cases, payment (i.e., issuance of the Stock and payment of any applicable Stock Payments as provided in Section 2) with respect to any Vested RSUs shall be made promptly and, in any event, within twenty (20) days following the later of (x) the applicable Vesting Date or the date of any accelerated vesting as described in Section 4(a), Section 4(b) or Section 4(d) above and (y) the determination of whether the performance goal in Section 3(c) has been met. For this purpose, Restricted Stock Units continuing to vest on account of (i) a termination of employment by the Company or its Affiliates other than For Cause, (ii) Recipient’s resignation for Good Reason, (iii) Recipient’s employer ceasing to be an Affiliate (in the absence of a Change of Control) or (iv) an Approved Retirement, shall continue to vest as provided above only if the Company has received the required Release and Waiver, but delivery of the Stock and payment of any applicable Stock Payments as provided in Section 2 on or after the next applicable Vesting Date pursuant to this paragraph (g) shall

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not obviate the need to comply with the covenants contained in Section 10 until the Covenant Termination Date in order to retain the Stock then delivered.
5.    Change of Control Provisions. Pursuant to the Change of Control provisions of Section 9 of the Plan and notwithstanding anything herein to the contrary if a Change of Control occurs, this Agreement shall remain in full force and effect in accordance with its terms subject to the following. In the event of such Change of Control:
(a)    if the Recipient’s employment is terminated by the Company or an Affiliate of the Company other than For Cause or if the Recipient resigns for Good Reason within twelve (12) months after the occurrence of a Change of Control, all of the Recipient’s Restricted Stock Units shall immediately vest as of such date and Recipient shall be entitled to receive all of the Stock promptly and, in any event, within twenty (20) days after the date of such termination of employment; and
(b)    if the Restricted Stock Units are not assumed, converted or replaced by a successor organization following such Change of Control, all of the Recipient’s Restricted Stock Units shall immediately vest as of such date and Recipient shall be entitled to receive all of the Stock promptly and, in any event, within twenty (20) days after the date of the Change of Control.
(c)    The Company (or any successor organization) may require the Recipient to enter into a restricted stock unit award agreement that replaces this Agreement and reflects the terms described above.
6.    Other Provisions.
(a)    This Award of Restricted Stock Units does not give the Recipient any right to continue to be employed by the Company or any of its Affiliates, or limit, in any way, the right of the Company or its Affiliates to terminate the Recipient’s employment, at any time, for any reason not specifically prohibited by law.
(b)    The Company is not liable for the non-issuance or non-transfer, nor for any delay in the issuance or transfer of any shares of Stock due to the Recipient upon the Vesting Date (or, if vesting of the Restricted Stock Units is accelerated pursuant to Section 4 or 5, such earlier date) with respect to vested Restricted Stock Units which results from the inability of the Company to obtain, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of common stock of the Company if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares. Acceptance of this Award constitutes the Recipient’s agreement that the shares of Stock subsequently acquired hereunder, if any, will not be sold or otherwise disposed of by the Recipient in violation of any applicable securities laws or regulations.
(c)    The Award, the Restricted Stock Units and entitlement to the Stock are subject to this Agreement and Recipient’s acceptance hereof shall constitute the Recipient’s agreement to any administrative regulations of the Committee of the Board. In the event of

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any inconsistency between this Agreement and the provisions of the Plan, the provisions of the Plan shall prevail.
(d)    All decisions of the Committee upon any questions arising under the Plan or under these terms and conditions shall be conclusive and binding, including, without limitation, those decisions and determinations to adjust the Restricted Stock Units made by the Committee pursuant to the authority granted under Section 8.4(d) of the Plan.
(e)    Except as provided in Section 6.4 of the Plan, no right hereunder related to the Award or these Restricted Stock Units and no rights hereunder to the underlying Stock shall be transferable (except by will or the laws of descent and distribution) until such time, if ever, that the Stock is earned and delivered.
7.    Incorporation of Plan Terms. This Award is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to Section 8 of the Plan, “Adjustment Provisions”, and the limitations on the Company's obligation to deliver Stock upon vesting set forth in Section 10 of the Plan, “Settlement of Awards”. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Plan shall control.
8.    Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Recipient. This Agreement may be executed in one or more counterparts all of which together shall constitute one instrument.
9.    Tax Consequences.
(a)    The Company makes no representation or warranty as to the tax treatment of this Award, including upon the issuance of the Stock or upon the Recipient’s sale or other disposition of the Stock. The Recipient should rely on his own tax advisors for such advice. Notwithstanding the foregoing, the Recipient and the Company hereby acknowledge that both the Recipient and the Company may be subject to certain obligations for tax withholdings, social security taxes and other applicable taxes associated with the vesting of the Restricted Stock Units or the Stock by the Recipient pursuant to this Agreement. The Recipient hereby affirmatively consents to the transfer between his or her employer and the Company of any and all personal information necessary for the Company and his employer to comply with its obligations.
(b)    All amounts earned and paid pursuant to this Agreement are intended to be paid in compliance with, or on a basis exempt from, Section 409A of the Code.  This Agreement, and all terms and conditions used herein, shall be interpreted and construed consistent with that intent.  However, the Company does not warrant all such payments will be exempt from, or paid in compliance with, Section 409A.  The Recipient bears the entire risk

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of any adverse federal, state or local tax consequences and penalty taxes which may result from payments made on a basis contrary to the provisions of Section 409A or comparable provisions of any applicable state or local income tax laws.
10.    Certain Remedies.
(a)    If at any time prior to the later of (y) the last day of the two (2) year period after termination of the Recipient’s employment with the Company and its Affiliates and (z) the last Vesting Date (the later of such days being the “Covenant Termination Date”), any of the following occur:
(i)    the Recipient unreasonably refuses to comply with lawful requests for cooperation made by the Company, its board of directors, or its Affiliates;
(ii)    the Recipient accepts employment or a consulting or advisory engagement with (A) any Competitive Enterprise (as defined in Section 10(c)) of the Company or its Affiliates, or (B) any Significant Retailer (as defined in Section 10(d)), or the Recipient otherwise engages in competition with the Company or its Affiliates;
(iii)    the Recipient acts against the interests of the Company and its Affiliates, including recruiting or employing, or encouraging or assisting the Recipient’s new employer to recruit or employ an employee of the Company or any Affiliate without the Company’s written consent;
(iv)    the Recipient fails to protect and safeguard while in his possession or control, or surrender to the Company upon termination of the Recipient’s employment with the Company or any Affiliate or such earlier time or times as the Company or its board of directors or any Affiliate may specify, all documents, records, tapes, disks and other media of every kind and description relating to the business, present or otherwise, of the Company and its Affiliates and any copies, in whole or in part thereof, whether or not prepared by the Recipient;
(v)    the Recipient solicits or encourages any person or enterprise with which the Recipient has had business-related contact, who has been a customer of the Company or any of its Affiliates, to terminate its relationship with any of them;
(vi)    the Recipient takes any action or makes any statement, written or oral, that disparages the business, products, services or management of Company or its Affiliates, or any of their respective directors, officers, agents, or employees, or the Recipient takes any action that is intended to, or that does in fact, damage the business or reputation of the Company or its Affiliates, or the personal or business reputations of any of their respective directors, officers, agents, or employees, or that interferes with, impairs or disrupts the normal operations of the Company or its Affiliates; or
(vii)    the Recipient breaches any confidentiality obligations the Recipient has to the Company or an Affiliate, the Recipient fails to comply with the policies

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and procedures of the Company or its Affiliates for protecting confidential information, the Recipient uses confidential information of the Company or its Affiliates for his own benefit or gain, or the Recipient discloses or otherwise misuses confidential information or materials of the Company or its Affiliates (except as required by applicable law); then
(1)    this Award shall terminate and be cancelled effective as of the date on which the Recipient entered into such activity, unless terminated or cancelled sooner by operation of another term or condition of this Agreement or the Plan;
(2)    any Stock acquired and held by the Recipient pursuant to the Award during the Applicable Period (as defined below) may be repurchased by the Company at a purchase price of $0.01 per share; and
(3)    any after-tax proceeds realized by the Recipient from the sale of Stock acquired through the Award during the Applicable Period or realized from the receipt of Stock Payments pursuant to Section 2 shall be paid by the Recipient to the Company.
(b)    The term “Applicable Period” shall mean the period commencing on the later of the date of this Agreement or the date which is one (1) year prior to the Recipient’s termination of employment with the Company or any Affiliate and ending on the Covenant Termination Date.
(c)    The term “Competitive Enterprise” shall mean a business enterprise that engages in, or owns or controls a significant interest in, any entity that engages in, the manufacture, sale or distribution of mattresses or pillows or other bedding products or other products competitive with the Company’s products. Competitive Enterprise shall include, but not be limited to, the entities set forth on Appendix A hereto, which may be amended by the Company from time to time upon notice to the Recipient. At any time the Recipient may request in writing that the Company make a determination whether a particular enterprise is a Competitive Enterprise. Such determination will be made within fourteen (14) days after the receipt of sufficient information from the Recipient about the enterprise, and the determination will be valid for a period of ninety (90) days from the date of determination.
(d)    The term “Significant Retailer” means those retailers identified in Appendix A hereto under the heading “RETAILERS.” The Recipient acknowledges that the Significant Retailers may now or in the future compete directly or indirectly with the Company, and that, whether or not a Significant Retailer competes directly with the Company, the Recipient because of his knowledge of the industry and his knowledge of confidential information about the Company’s commercial relationships with many large retailers, including one or more of the Significant Retailers, could damage the Company’s competitive position and business if he worked with a Significant Retailer in any of the capacities described above.
11.    Right of Set Off. By executing this Agreement, the Recipient consents to a deduction from any amounts the Company or any Affiliate owes the Recipient from time to time, to the extent of the amounts the Recipient owes the Company under Section 10 above, provided that this set-off right may not be applied against wages, salary or other amounts payable

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to the Recipient to the extent that the exercise of such set-off right would violate any applicable law. If the Company does not recover by means of set-off the full amount the Recipient owes the Company, calculated as set forth above, the Recipient agrees to pay immediately the unpaid balance to the Company upon the Company’s demand.
12.    Nature of Remedies.
(a)    The remedies set forth in Sections 10 and 11 above are in addition to any remedies available to the Company and its Affiliates in any non-competition, employment, confidentiality or other agreement, and all such rights are cumulative. The exercise of any rights hereunder or under any such other agreement shall not constitute an election of remedies.
(b)    The Company shall be entitled to place a legend on any certificate evidencing any Stock acquired upon vesting of this Award referring to the repurchase right set forth in Section 10(a) above. The Company shall also be entitled to issue stop transfer instructions to the Company’s stock transfer agent in the event the Company believes that any event referred to in Section 10(a) has occurred or is reasonably likely to occur.
13.    Clawback Policy. The Recipient acknowledges receipt of a copy of the Company’s Clawback Policy, and acknowledges and agrees that all shares of stock issued under this Agreement will be subject to the Clawback Policy or any amended version thereof and any other clawback policy adopted by the Board of Directors of the Company, in each case to the extent the Clawback Policy or any other clawback policy applies by its terms to the Recipient. By accepting this Award, the Recipient agrees that he is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to the Clawback Policy or any such other clawback policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from the Recipient’s accounts, or pending or future compensation or Awards.
[Remainder of page intentionally left blank]

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In Witness Whereof, the parties have executed this Restricted Stock Unit Award Agreement as a sealed instrument as of the date first above written.

TEMPUR SEALY INTERNATIONAL, INC.

By:
Name:
Title:

RECIPIENT

Recipient signature

Bhaskar Rao
Name of Recipient

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Appendix A

Competitive Enterprises of the Company and its Affiliates

Ace
AH Beard
Auping
Ashley Sleep Aviya Bedshed Better Bed Bohus Botafogo
Boyd Bruno
Carpe Diem
Carpenter
Carolina Mattress
Casper
Cauval Group
Chaide & Chaide
Classic Sleep Products Coin Colunex Copel
Comforpedic Comfort Group
Comfort Solutions
COFEL group Correct
De Rucci
Diamona
Doremo Octaspring
Dorelan Dreams Drommeland
Dunlopillo
Duxiana
Eastborne El Corte Ingles
Eminflex
Englander Eve Falafella

11

Flex Group of Companies
Foamex Forty Winks Furniture Villge
France Bed
Future Foam
Harrisons Harvey Norman Group
Hastens Helix Sleep
Hilding Anders Group Hyundai Retail Group
Hypnos
IBC Jysk Group
KayMed
King Koil
Kingsdown Koala
Lady Americana
Land and Sky Leesa Sleep
Leggett & Platt
Lo Monaco Lotte Retail Group
Luna Lutz Group
Magniflex
Metzler
Myers Nature’s Sleep (GhostBed)
Optimo
Ortobom Per Dormire Purple, Inc.
Natura
Natures Rest
Park Place
Permaflex
Pikolin Group
Recticel Group
Relyon
Restonic
Reverie
Rosen

12

Rowe
Saatva
Sapsa Bedding
Select Comfort
Serta and any direct or indirect parent company
Silentnight Simba
Simmons Company/Beautyrest and any direct or indirect parent company Sinomax Sleep Innovations
Sleepmaker
Spring Air Steinhoff
Sterling
Stobel
Swiss Comfort
Swiss Sense Tediber
Therapedic
Tuft and Needle Whisper

RETAILERS

Ashley
Innovative Mattress Solutions
Mattress Firm/Steinhoff
Sleepy’s
Wayfair

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Appendix B

PERFORMANCE METRICS FOR THE AWARD
DETERMINATION OF FINAL AWARD
(a)    Target Based on Positive Profits. 100% of the Restricted Stock Units will be forfeited if the Company does not achieve positive Profits (i.e. greater than zero) for the year ended December 31, 2018. Any Restricted Stock Units not forfeited will remain subject to the vesting provisions of Section 3 and the provisions of Section 4 of the Agreement.
(b)    Definitions and Method of Calculating Performance Metrics. Whether the Performance Metric has been met shall be determined pursuant to the following provisions and rules:
As used in this Appendix B:
Profits: means, for 2018, the Company’s consolidated income before income taxes for 2018, determined in accordance with generally accepted accounting principles and derived from the Company’s audited consolidated financial statements for 2018 as included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission, in each case subject to adjustment as set forth in this paragraph (b).
Mandatory Adjustments:  The Compensation Committee shall be required to make adjustments to the targets set forth in paragraph (a) above to exclude the effects of acquisitions or divestitures of businesses, or asset acquisitions or dispositions outside the ordinary course of business (including costs to restructure or integrate the newly acquired business or assets); labor union actions; effects of changes in tax laws; effects of changes in accounting principles; costs associated with the financing, refinancing or prepayment of debt, or recapitalization or similar event affecting the capital structure of the Company; or a merger, consolidation, acquisition of property or shares, separation, spin off, reorganization, stock rights offering, liquidation, or similar event affecting the Company or any of its Subsidiaries.

14

Exhibit C

TEMPUR SEALY INTERNATIONAL, INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
LONG-TERM INCENTIVE PLAN
2017 Performance Restricted Stock Unit Award Agreement
Bhaskar Rao
This 2017 Performance Restricted Stock Unit Award Agreement (this “Agreement”), dated as of October 13, 2017, is between Tempur Sealy International, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified below (the “Grantee”).

Grantee:	Bhaskar Rao

Number of Target Shares in Award:	50,000

Date of Award:	October 13, 2017

Designated Periods:
Any four consecutive fiscal quarters ending between (and including) March 31, 2018 and December 31, 2019 (the “First Designated Period”).
Any four consecutive fiscal quarters ending between (and including) March 31, 2020 and December 31, 2020 (the “Second Designated Period”, and together with the First Designated Period, the “Designated Periods”). Any such four consecutive fiscal quarter period is sometimes referred to as a “Four Quarter Period”.

Award of Performance Restricted Stock Units. Pursuant and subject to the Company’s Amended and Restated 2013 Equity Incentive Plan (as the same may be amended from time to time, the “2013 EIP”) and the Company’s 2013 Long-Term Incentive Plan as amended and restated in connection with the amendment and restatement of the 2013 EIP (the “LTI Plan”), the Company grants the Grantee an award (the “Award”) for 50,000 performance restricted stock units (the “PRSUs”), each constituting the right on the terms and conditions set forth herein to a share of the Company’s common stock, par value $0.01 per share (the “Target Shares”). This Award is granted as of October 13, 2017 (the “Grant Date”) and is intended to qualify as a Qualified Performance-Based Award.
Rights of the PRSUs and Target Shares. The Grantee will receive no dividend equivalent payments on the PRSUs or with respect to the Target Shares. Unless and until a Final Award has been determined and the Grantee has received Target Shares in accordance with the terms and conditions described herein, the Grantee shall have none of the attributes of ownership with respect to any Target Shares.

Determination of Final Award.
The Target Shares ultimately issued by the Company pursuant to the Award shall be subject to the Company’s achievement (“Performance”) of the Performance Metrics for the Award and compliance with the provisions and rules set forth on Appendix A attached hereto (the “Performance Metrics”) and incorporated herein by this reference. Any determination that Target Shares have been earned with respect to the First Designated Period or the Second Designated Period as described below is sometimes referred to as the “Final Award” with respect to such Designated Period, and the Target Shares to be issued with respect to such Designated Period are sometimes referred to as the “Shares”.
Within 50 days after the end of each Four Quarter Period during the First Designated Period, the Compensation Committee of the Board of Directors (the “Committee”) shall determine and certify whether the Company achieved the Minimum Performance Metrics for such Four Quarter Period, and if it did, the level of Performance Metrics achieved for such Four Quarter Period (any certification confirming achievement of the Minimum Performance Metrics is referred to as an “Achievement Confirmation”). As provided in the LTI Plan, by March 1, 2020, the Committee shall determine and certify in writing (y) whether the Company achieved the Minimum Performance Metrics for the First Designated Period and (z) if the Minimum Performance Metrics were met, based on the highest Performance Metrics achieved in any Four Quarter Period during the First Designated Period how much of the PRSUs have vested (between 66% and 100% based on the formula set forth in Appendix A) and will be issued to Grantee (with the date of such determination referred to as the “First Determination Date”). Not later than March 15, 2020, if the Company achieved the Minimum Performance Metrics for the First Designated Period, subject to Section 4 below the Company shall issue the applicable number of the Target Shares to Grantee, subject to Section 6 of this Agreement with respect to fractional shares and Section 7 of this Agreement relating to tax withholding (the date of such issuance being referred to herein as the “First Settlement Date”). As provided in Appendix A, if the Company achieves at least the Minimum Performance Metrics for the First Designated Period and accordingly issues Target Shares as described above, the remaining PRSUs that were not earned will no longer be issuable pursuant to the Performance Metrics, but will be subject to potential conversion into RSUs pursuant to Section 5.
If the Company achieves the Minimum Performance Metrics for the First Designated Period, then this paragraph (c) does not apply. If the Company does not achieve the Minimum Performance Metrics for the First Designated Period, then any right to 1/2 of the Target Shares (25,000 Target Shares) based on achievement of the Performance Metrics will terminate (but these Target Shares will remain subject to conversion into PRSUs pursuant to Section 5 below, with these PRSUs, and any PRSUs no longer subject to the Performance Metrics but potentially convertible into RSUs as referred to in Section 3(b) above collectively referred to as “Deferred CofC PRSUs”), but the Grantee will still be entitled to earn up to 1/2 of the Target Shares (25,000 Target Shares) based on achievement of the Performance Metrics for the Second Designated Period. Within 50 days after the end of each Four Quarter Period during the Second Designated Period, the Committee shall determine and certify whether the Company achieved the Minimum Performance Metrics for such Four Quarter Period, and if it did, the level of Performance Metrics achieved for such Four Quarter Period (any certification confirming achievement of the Minimum Performance Metrics pursuant to this paragraph (c) is also referred to as an “Achievement Confirmation”) . As provided in the LTI Plan, by March 1, 2021 the Committee shall determine and certify in writing (y) whether the Minimum Performance Metrics for the Second Designated Period have been achieved and (z) if the Minimum Performance Metrics were met, based on the highest Performance Metrics achieved in any Four Quarter Period during the Second Designated Period how much of the remaining PRSUs have vested (between 33% and 50% of the original Target Shares based on the formula set forth in Appendix A) and will be issued to Grantee (with the date of such determination referred to as the “Second Determination Date” and together with the First Determination as “Determination Dates”). No later than March 15, 2021, if the Company did not meet the Minimum Performance Metrics for the First Designated Period but met the Minimum Performance Metrics for the Second Designated Period, subject to Section 4 below the Company shall issue the applicable number of Shares to Grantee, subject to Section 6 of this Agreement relating to fractional shares and Section 7 of this Agreement relating to tax withholding (the date of such issuance being referred to herein as the “Second Settlement Date” and together with the First Settlement Date as “Settlement Dates”). If the Company does not achieve the Minimum Performance Metrics for the Second Designated Period then all the remaining Target Shares will be forfeited, and this Agreement will terminate.
Termination of Employment.
If the Grantee’s employment with the Company and its Affiliates terminates on or before December 31, 2019 for any reason, including because the Grantee’s employer ceases to be an Affiliate, the Grantee’s rights to the Target Shares payable with respect to the First Designated Period and Second Designated Period shall terminate immediately, no Shares shall be issued to Grantee and all of the Grantee’s rights to the Target Shares and any Final Award hereunder shall be forfeited; provided however that if, after the Committee has delivered at least one Achievement Confirmation with respect to the First Designated Period, the Grantee’s employment is terminated by the Company but not For Cause or the Grantee terminates employment for Good Reason or the Grantee dies or the Company terminates the Grantee’s employment due to the Grantee’s long-term disability (within the meaning of Section 409A of the Code), the Grantee shall retain rights to receive Target Shares payable hereunder with respect to the Four Quarter Periods for which Achievement Confirmations have been delivered as described above. In addition, if the Grantee’s employment with the Company or its Affiliates terminates after December 31, 2019 and on or before December 31, 2020 for any reason, including because the Grantee’s employer ceases to be an Affiliate, the Grantee’s rights to the Target Shares payable with respect to the Second Designated Period shall terminate immediately, no Shares shall be issued to Grantee and all of the Grantee’s rights to the Target Shares and any Final Award hereunder shall be forfeited; provided however that if, after the Committee has delivered at least one Achievement Confirmation with respect to the Second Designated Period, the Grantee’s employment is terminated by the Company but not For Cause or the Grantee terminates employment for Good Reason or the Grantee dies or the Company terminates the Grantee’s employment due to the Grantee’s long-term disability (within the meaning of Section 409A of the Code), the Grantee shall retain rights to receive Target Shares payable hereunder with respect to the Four Quarter Periods for which Achievement Confirmations have been delivered in the Second Designated Period as described above. In addition, notwithstanding anything herein to the contrary, if the Grantee’s employment terminates on or prior to a Settlement Date (other than due to death), no Shares shall be issued and all of the Grantee’s rights to any Final Award and any Target Shares otherwise due shall be forfeited, expire and terminate unless (i) the Company shall have received a release of all claims from Grantee in a form required by the Company (“Release and Waiver”) (and said Release and Waiver shall have become irrevocable in accordance with its terms) prior to the Settlement Date (or, if earlier, the deadline established in the form of release delivered by the Company to the Grantee for execution); (ii) the Grantee has ensured that the Company has a valid address for Grantee on file as of the end of the Settlement Date; and (iii) the Grantee shall have complied with the covenants set forth in Section 12 of this Agreement. In addition, notwithstanding the foregoing, if after the announcement of the signing of a definitive agreement for a Transaction that will also result in a Change of Control the Grantee dies or the Grantee’s employment is terminated due to long-term disability (within the meaning of Section 409A of the Code), the PRSUs that would otherwise have converted into RSUs pursuant to Section 5 had the Grantee remained employed at the date the Change of Control had occurred will, notwithstanding the preceding provisions of this Section 4, convert into RSUs on the date the Change of Control actually occurs.
Definitions. For the purposes of this Agreement:
(i)    “Change of Control” shall have the meaning set forth in the Plan, provided, that no event or transaction shall constitute a Change of Control for purposes of this Agreement unless it also qualifies as a change of control for purposes of Section 409A of the Code;
(ii)    “Employee”, “employment”, “termination of employment” and “cease to be employed”, and other words or phrases of similar import, shall mean the continued provision of substantial services to the Company or any of its Affiliates (or the cessation or termination of such services) whether as an employee or as a consultant or a director; provided that any transition from an employment relationship to a consulting or board position is approved by the Committee;
(iii)    “Employment Agreement” shall mean the Employment and Non-Competition Agreement, dated as of October 13, 2017, between Grantee and the Company, as amended and in effect from time to time;
(iv)    “For Cause” shall have the meaning given such term in the Employment Agreement;
(v)    “Good Reason” shall have the meaning given such term in the Employment Agreement.
(vi)    “Retirement” shall mean any retirement of the Grantee that the Committee determines in its sole discretion shall be treated as an “Approved Retirement” for purposes of this Agreement.
Change of Control Provisions. Pursuant to, and in lieu of the provisions in, Section 9 of the 2013 EIP and subject to paragraphs (b) and (c) below, immediately upon the occurrence of a Change of Control, both the PRSUs subject to this Award that have not already become payable pursuant to Section 3(b) or Section 3(c) as a result of the applicable Determination Date

(“Outstanding Unvested PRSUs”) and any Deferred CofC PRSUs shall convert to time-based vesting restricted stock units (“RSUs”, with the shares of the Company’s common stock issuable thereunder referred to as “RSU Shares”), as follows:
The Grantee shall be entitled to receive RSUs equal to the number of Outstanding Unvested PRSUs and any Deferred CofC PRSUs in lieu of any claim to a Final Award. Any RSUs shall be subject to the terms of Section 8.4(c) of the 2013 EIP in the event of any Change of Control that is also a Transaction subject to Section 8.4(c) of the 2013 EIP.
If the Change of Control occurs on or after December 31, 2019 but before the First Determination Date, (i) if the Minimum Performance Metrics for the First Designated Period are determined to have been met in accordance with Section 3 and Appendix A, all or part of the Outstanding Unvested PRSUs shall become payable in accordance with Section 3(b) and any Outstanding Unvested PRSUs that did not become payable shall convert into RSUs as described above, and (ii) if it is determined that the Minimum Performance Metrics for the First Designated Period were not met, then all of such Outstanding Unvested PRSUs shall convert into RSUs and such RSUs will be issued.
If the Change of Control occurs after December 31, 2020 but before the Second Determination Date, (i) if the Minimum Performance Metrics for the Second Designated Period are determined to have been met in accordance with Section 3 and Appendix A, all or part of the Outstanding Unvested PRSUs shall become payable in accordance with Section 3(c) and no Outstanding Unvested PRSUs shall convert into RSUs as described above, and (ii) if it is determined that the Minimum Performance Metrics for the Second Designated Period were not met, then all of such Outstanding Unvested PRSUs shall terminate and be forfeited as provided in Section 3(c) and no RSUs will be issued.
None of the RSUs issued to Grantee in connection with a Change of Control pursuant to this Section 5 shall be immediately vested as of the date of such Change of Control (unless the Change of Control occurs on December 31, 2020 or as otherwise provided below). All of such RSUs shall vest on December 31, 2020 (for purposes of this Section 5, the “Vesting Date”), regardless of whether the Company has then achieved any of the Performance Metrics if the Grantee’s employment with the Company and its Affiliates continues through the period commencing on the date of the Change of Control and ending on the Vesting Date (the “Vesting Period”).
If the Grantee’s employment with the Company and its Affiliates terminates during the Vesting Period, the right to the RSUs shall be as follows:
(vii)    If the Grantee’s employment with the Company or its Affiliates is terminated by the Company For Cause or the Grantee resigns without Good Reason, including by Retirement that is not an Approved Retirement or the Grantee’s voluntary departure, the RSUs will terminate immediately, no RSU Shares shall be issued to Grantee and all of the Grantee’s rights to the RSUs and the RSU Shares hereunder shall be forfeited.

(viii)    If the Grantee’s employment with the Company or its Affiliates is terminated by the Company or an Affiliate other than For Cause, by the Grantee’s resignation for Good Reason or by reason of Grantee’s employer ceasing to be an Affiliate following a Change of Control at any time following the Change of Control, then all of the RSUs shall vest immediately, and the Grantee shall be entitled to receive all of the RSU Shares the Grantee would have been entitled to receive on the Vesting Date with respect thereto.
(ix)    If the Grantee dies or the Company or an Affiliate of the Company terminates Grantee’s employment due to Grantee’s long-term disability (within the meaning of Section 409A of the Code), then all of the RSUs shall vest and the Grantee shall be entitled to receive all of the RSU Shares with respect thereto. These RSU Shares will be issued within sixty (60) days after the date of death or termination of employment.
(x)    In the event of Grantee’s Approved Retirement, then the number of RSUs that will vest and RSU Shares issued in connection therewith shall be pro-rated downward based on the actual number of calendar days that elapsed from the Grant Date to the date of such Approved Retirement, versus the total number of calendar days from the Grant Date to December 31, 2020; provided, however, that no RSU Shares shall be issued and all of the Grantee’s rights to the RSUs and any RSU Shares otherwise due shall be forfeited, expire and terminate unless (i) the Company shall have received a Release and Waiver (and said Release and Waiver shall have become irrevocable in accordance with its terms) prior to the 50th day following Grantee’s termination of employment and (ii) the Grantee shall have complied with the covenants set forth in Section 12 of this Agreement.
(xi)    In the event that, immediately following a Change of Control, a successor organization does not convert, replace or assume the RSUs, all of the RSUs shall immediately vest and the Grantee shall be entitled to receive all of the RSU Shares represented thereby.
In all cases, any issuance of RSU Shares upon vesting of the RSUs in accordance with this Section 5 shall be made promptly and, in any event, within twenty (20) days following the date such RSUs shall become vested. For this purpose, RSUs vesting on account of (w) a termination by the Company other than For Cause, (x) resignation by the Grantee for Good Reason, (y) Grantee’s employer ceasing to be an Affiliate following a Change of Control at any time following the Change of Control or (z) an Approved Retirement, shall be treated as vesting on the Company’s receipt of the required Release and Waiver but delivery of the RSU Shares at that time shall not obviate the need to comply with the covenants contained in Section 12 until the Covenant Termination Date (as defined in Section 12) in order to retain the RSU Shares then delivered.
The Company (or any successor organization) may require the Grantee to enter into a restricted stock unit award agreement that replaces this Agreement and reflects the terms described above.
Settlement. The Final Award shall be settled by the issuance of Shares and not by payment of any cash, notwithstanding any provision of the 2013 EIP. However, the Company at its option in lieu of issuing fractional shares of stock on settlement may round up to the next whole share of stock.

Withholding. Pursuant to the 2013 EIP, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) attributable to any Final Award awarded under this Agreement, including without limitation, the award or lapsing of stock restrictions on such Final Award. The obligations of the Company under this Agreement shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. However, in such cases the Grantee may elect, subject to any reasonable administrative procedures for timely compliance established by the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold a portion of the Shares or RSU Shares to be issued under this Award to satisfy the Grantee’s tax obligations. The Grantee may only elect to have Shares or RSU Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total withholding taxes arising upon the vesting of any Shares or RSU Shares or such higher amount approved by the Committee. If the Grantee has not submitted an election on or before the thirtieth (30) day prior to the applicable Determination Date, the Grantee shall be deemed to have elected to have shares withheld from the Shares or RSU Shares to be issued under this award to satisfy the Grantee’s tax obligation, in an amount equal to the minimum statutory total withholding taxes. All elections shall be irrevocable, made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee deems appropriate. If the Company withholds a portion of the Shares as provided above and this would result in the issuance of a fractional share of stock, in lieu of issuing a fractional share the Company will pay the Grantee cash in an amount equal to the Market Value of the fractional share to be issued.
Other Provisions.
This Agreement does not give the Grantee any right to continue to be employed by the Company or any of its Affiliates, or limit, in any way, the right of the Company or any of its Affiliates to terminate the Grantee’s employment, at any time, for any reason not specifically prohibited by law.
The Company is not liable for the non-issuance or non-transfer, nor for any delay in the issuance or transfer of any Shares or RSU Shares due to the Grantee upon the applicable Settlement Date with respect to any Final Award which results from the inability of the Company to obtain, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of common stock of the Company if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such Shares or RSU Shares. Acceptance of this Award constitutes the Grantee’s agreement that the Shares or RSU Shares subsequently acquired hereunder, if any, will not be sold or otherwise disposed of by the Grantee in violation of any applicable securities laws or regulations.
The Final Award and entitlement to the Shares or RSU Shares are subject to this Agreement and Grantee’s acceptance hereof shall constitute the Grantee’s agreement to any administrative regulations of the Committee.

All decisions of the Committee upon any questions arising under the 2013 EIP and LTI Plan or under these terms and conditions shall be conclusive and binding, including, without limitation, those decisions and determinations to adjust the Award made by the Committee pursuant to the authority granted under Section 8 of the 2013 EIP.
No rights hereunder related to this Award or the Final Award shall be transferable, voluntarily or otherwise and no rights hereunder related to the underlying Target Shares or RSU Shares shall be transferable until such time, if ever, that the Shares or RSU Shares are earned and delivered.
Incorporation of 2013 EIP and LTI Plan Terms. This Award is granted subject to all of the applicable terms and provisions of the 2013 EIP and the LTI Plan, including without limitation, the provisions of Section 7.7(e) and Section 8 of the 2013 EIP. Capitalized terms used but not defined herein shall have the meaning assigned under the 2013 EIP and the LTI Plan. In the event of any conflict between the terms of this Agreement and the terms of the 2013 EIP and LTI Plan, the provisions of the 2013 EIP and LTI Plan shall control. For purposes of Section 4.1 of the 2013 EIP, any Deferred CofC PRSUs and any other Awards that would still be converted into RSUs on a Change of Control will be considered as outstanding, and will be considered forfeited if a Change of Control has not occurred on or before December 31, 2020.
Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Grantee. This Agreement may be executed in one or more counterparts all of which together shall constitute one instrument.
Tax Consequences.
The Company makes no representation or warranty as to the tax treatment of this Award or the Final Award, including upon the issuance of the Shares or RSU Shares or upon the Grantee’s sale or other disposition of the Shares or RSU Shares. The Grantee should rely on the Grantee’s own tax advisors for such advice. Notwithstanding the foregoing, the Grantee and the Company hereby acknowledge that both the Grantee and the Company may be subject to certain obligations for tax withholdings, social security taxes and other applicable taxes associated with the vesting of the PRSUs or the Shares by the Grantee pursuant to this Agreement. The Grantee hereby affirmatively consents to the transfer between his or her employer and the Company of any and all personal information necessary for the Company and his employer to comply with its obligations.
All amounts earned and paid pursuant to this Agreement are intended to be paid in compliance with, or on a basis exempt from, Section 409A of the Code. This Agreement, and all terms and conditions used herein, shall be interpreted and construed consistent with that intent. However, the Company does not warrant all such payments will be exempt from, or paid in compliance with, Section 409A. The Grantee bears the entire risk of any adverse federal, state or local tax consequences and penalty taxes which may result from payments made on a basis contrary to the provisions of Section 409A or comparable provisions of any applicable state or local income tax laws.
Certain Remedies.
If at any time prior to the last day of the two (2) year period after termination of the Grantee’s employment with the Company and its Affiliates (the “Covenant Termination Date”), any of the following occur:
(i)    the Grantee unreasonably refuses to comply with lawful requests for cooperation made by the Company, its Board, or its Affiliates;
(ii)    the Grantee accepts employment or a consulting or advisory engagement with (A) any Competitive Enterprise (as defined in Section 12(c)) of the Company or its Affiliates, or (B) any Significant Retailer (as defined in Section 12(d)), or the Grantee otherwise engages in competition with the Company or its Affiliates;
(iii)    the Grantee acts against the interests of the Company and its Affiliates, including recruiting or employing, or encouraging or assisting the Grantee’s new employer to recruit or employ an employee of the Company or any Affiliate without the Company’s written consent;
(iv)    the Grantee fails to protect and safeguard while in the Grantee’s possession or control, or surrender to the Company upon termination of the Grantee’s employment with the Company or any Affiliate or such earlier time or times as the Company or its board of directors or any Affiliate may specify, all documents, records, tapes, disks and other media of every kind and description relating to the business, present or otherwise, of the Company and its Affiliates and any copies, in whole or in part thereof, whether or not prepared by the Grantee;
(v)    the Grantee solicits or encourages any person or enterprise with which the Grantee has had business-related contact, who has been a customer of the Company or any of its Affiliates, to terminate its relationship with any of them;
(vi)    the Grantee takes any action or makes any statement, written or oral, that disparages the business, products, services or management of Company or its Affiliates, or any of their respective directors, officers, agents, or employees, or the Grantee takes any action that is intended to, or that does in fact, damage the business or reputation of the Company or its Affiliates, or the personal or business reputations of any of their respective directors, officers, agents, or employees, or that interferes with, impairs or disrupts the normal operations of the Company or its Affiliates; or
(vii)    the Grantee breaches any confidentiality obligations the Grantee has to the Company or an Affiliate, the Grantee fails to comply with the policies and procedures of the Company or its Affiliates for protecting confidential information, the Grantee uses confidential information of the Company or its Affiliates for his own benefit or gain, or the Grantee discloses or otherwise misuses confidential information or materials of the Company or its Affiliates (except as required by applicable law); then

(1)    this Award shall terminate and be cancelled effective as of the date on which the Grantee entered into such activity, unless terminated or cancelled sooner by operation of another term or condition of this Agreement, the 2013 EIP or the LTI Plan;
(2)    any Shares or RSU Shares acquired and held by the Grantee pursuant to the Award during the Applicable Period (as defined below) may be repurchased by the Company at a purchase price of $0.01 per share; and
(3)    any after-tax proceeds realized by the Grantee from the sale of Shares or RSU Shares acquired through the Award during the Applicable Period shall be paid by the Grantee to the Company.
The term “Applicable Period” shall mean the period commencing on the later of the date of this Agreement or the date which is one (1) year prior to the Grantee’s termination of employment with the Company or any Affiliate and ending on the Covenant Termination Date.
The term “Competitive Enterprise” shall mean a business enterprise that engages in, or owns or controls a significant interest in, any entity that engages in, the manufacture, sale or distribution of mattresses or pillows or other bedding products or other products competitive with the Company’s products. Competitive Enterprise shall include, but not be limited to, the entities set forth on Appendix B hereto, which may be amended by the Company from time to time upon notice to the Grantee. At any time the Grantee may request in writing that the Company make a determination whether a particular enterprise is a Competitive Enterprise. Such determination will be made within fourteen (14) days after the receipt of sufficient information from the Grantee about the enterprise, and the determination will be valid for a period of ninety (90) days commencing on the date of determination.
The term “Significant Retailer” means those retailers identified in Appendix B under the heading “RETAILERS.” The Grantee acknowledges that the Significant Retailers may now or in the future compete directly or indirectly with the Company, and that, whether or not a Significant Retailer competes directly with the Company, the Grantee because of his knowledge of the industry and his knowledge of confidential information about the Company’s commercial relationships with many large retailers, including one or more of the Significant Retailers, could damage the Company’s competitive position and business if the Grantee worked with a Significant Retailer in any of the capacities described above.
Right of Set Off. By executing this Agreement, the Grantee consents to a deduction from any amounts the Company or any Affiliate owes the Grantee from time to time, to the extent of the amounts the Grantee owes the Company under Section 12 above, provided that this set-off right may not be applied against wages, salary or other amounts payable to the Grantee to the extent that the exercise of such set-off right would violate any applicable law. If the Company does not recover by means of set-off the full amount the Grantee owes the Company, calculated as set forth above, the Grantee agrees to pay immediately the unpaid balance to the Company upon the Company’s demand.

Nature of Remedies.
The remedies set forth in Sections 12 and 13 above are in addition to any remedies available to the Company and its Affiliates in any non-competition, employment, confidentiality or other agreement, and all such rights are cumulative. The exercise of any rights hereunder or under any such other agreement shall not constitute an election of remedies.
The Company shall be entitled to place a legend on any certificate evidencing any Shares acquired upon vesting of this Award referring to the repurchase right set forth in Section 12(a) above. The Company shall also be entitled to issue stop transfer instructions to the Company’s stock transfer agent in the event the Company believes that any event referred to in Section 12(a) has occurred or is reasonably likely to occur.
Clawback Policy. The Recipient acknowledges receipt of a copy of the Company’s Clawback Policy, and acknowledges and agrees that all shares of stock issued under this Agreement will be subject to the Clawback Policy or any amended version thereof and any other clawback policy adopted by the Board of Directors of the Company, in each case to the extent the Clawback Policy or any other clawback policy applies by its terms to the Recipient. By accepting this Award, the Recipient agrees that he is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to the Clawback Policy or any such other clawback policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from the Recipient’s accounts, or pending or future compensation or Awards.

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In Witness Whereof, the parties have executed this 2017 Performance Restricted Stock Unit Award Agreement as a sealed instrument as of the date first above written.

TEMPUR SEALY INTERNATIONAL, INC.

By:
Name: Carmen J. Dabiero
Title: Senior Vice President, Human Resources

GRANTEE

Grantee signature
Bhaskar Rao
Name of Grantee

[Signature Page to 2017 Performance Restricted Stock Unit Award Agreement]

Appendix A to Restricted Stock Unit Award Agreement (the “Agreement”)
2017 PRSU
PERFORMANCE METRICS FOR THE AWARD
DETERMINATION OF FINAL AWARDS

Performance Periods. The Performance Periods are as follows:
•    any four consecutive fiscal quarters ending between (and including) March 31, 2018 and December 31, 2019 (the “First Designated Period”); and
•    any four consecutive fiscal quarters ending between (and including) March 31, 2020 and December 31, 2020 (the “Second Designated Period”, and together with the First Designated Period, the “Designated Periods”). Any such four consecutive fiscal quarter period is sometimes referred to as a “Four Quarter Period”.

Performance Metrics. Subject to Section 4 of the Agreement, all or part of the Target Shares shall vest based on the highest Adjusted EBITDA during any Four Quarter Period during the First Designated Period or Second Designated Period as described below. The Adjusted EBITDA must equal or exceed $600 million for a Four Quarter Period for any Target Shares to vest (referred to as the “Minimum Performance Metrics”).
First Designated Period. If the Company’s highest Adjusted EBITDA in any Four Quarter Period during the First Designated Period is: less than $600 million, then no PRSUs would vest, but a portion may vest based on the Company’s performance in the Second Designated Period as described below; equal to $600 million then 66% of the PRSUs will be vested and the right to earn the rest based on performance will terminate (but the rest may be converted into RSUs upon a Change of Control as provided in Section 5 of the Agreement); equal to or greater than $650 million then all of the PRSUs will be vested; and between $600 million and $650 million then a prorated portion will be vested and the right to earn the rest based on performance will terminate, but the rest may be converted into RSUs upon a Change of Control as provided in Section 5 of the Agreement.
Second Designated Period. If any PRSUs vest as provided above as a result of the Company’s performance with respect to the First Designated Period, then the right to earn all the PRSUs that weren’t earned in the First Designated Period will terminate and the Second Designated Period will no longer be relevant (but these unvested RSUs may be converted into RSUs upon a Change of Control during the Second Designated Period as provided in Section 5 of the Agreement). However, if no PRSUs vested pursuant to the prior paragraph then 50% of the total PRSUs subject to the Agreement will no longer be subject to vesting based on performance (subject to conversion into RSUs as described above in the event of a Change of Control) and the remaining 50% of the PRSUs will remain available for vesting based on the Company’s performance in the Second Designated Period (with such PRSUs carried over and available referred to as the “Second Period PRSUs”). If the Company’s highest Adjusted EBITDA in any Four Quarter Period during the Second Designated Period is: less than $600 million, then no PRSUs would vest; equal to $600 million then 66% of the Second Period PRSUs (or 33% of the original Target Shares) will be vested and the rest will be forfeited; equal to or greater than $650 million then 100% of the Second Period PRSUs (or 50% of the original Target Shares) will be vested; and between $600 million and $650 million then a prorated portion will be vested and the rest will be forfeited.
Definitions and Method of Calculating Performance Metrics. The Final Award for the applicable Designated Period shall be determined pursuant to the following provisions and rules:
As used in this Appendix A:
“Adjusted EBITDA” means, for the Designated Period, the Company’s “Consolidated EBITDA” for such period determined in accordance with the New Credit Facility.
“New Credit Facility” means the Credit Agreement, dated as of April 6, 2016, among the Company, certain of its subsidiaries and the lenders named therein, as in effect on the Grant Date.
Method of Calculation. Adjusted EBITDA shall be determined by the Committee based on the definitions set forth above and in accordance with U.S. generally accepted accounting principles (“GAAP”)(to the extent relevant) and derived from the Company’s consolidated audited financial statements for the relevant fiscal year or period or for interim periods, consolidated unaudited financial statements included in the Company’s SEC filings, and in each case subject to adjustment as set forth in this Section B. However, GAAP for this purpose will be determined using the same definition of GAAP as in effect from time (including exclusions) used for the New Credit Facility (or any successor credit facility).
(iii)    Mandatory Adjustments:  The Compensation Committee shall be required to make adjustments to eliminate the impact of the following items (whether or not they are adjustments from Consolidated EBITDA under the New Credit Facility):

•	the effects of divestitures of businesses, or asset dispositions outside the ordinary course of business (in each case including related restructuring costs);

•	labor union actions, and costs outside the ordinary course of business associated with multiemployer pension plans;

•	costs associated with the financing, refinancing or prepayment of debt, or recapitalization or similar event affecting the capital structure of the Company; or

•
a separation, spin off, reorganization, liquidation, or similar corporate restructuring event affecting the Company or any of its subsidiaries and disclosed in the Company’s filings with the Securities and Exchange Commission.

However, in connection with any acquisitions of businesses the Adjusted EBITDA targets for the applicable Designated Periods will be increased (but in no event decreased) by the forecasted Adjusted EBITDA for the acquired business. The Adjusted EBITDA adjustment will be in the same amount as the Adjusted EBITDA included in the most recent management “base case” projections on a standalone basis (that is, with no synergies) presented by the Company’s management to the Board of Directors (the “Board”) for its review and approval of the acquisition prior to signing the definitive agreement for the acquisition (the “Reviewed Forecast”). In addition Adjusted EBITDA will not include any restructuring or integration costs associated with the acquisition.
In addition, in connection with any joint ventures, (i) to address the impact from changes resulting from changes in accounting for joint ventures (for example, consolidating a joint venture that was not previously consolidated) and changes in the level of ownership of an existing joint venture, the Adjusted EBITDA targets for the applicable Designated Periods will be increased (but in no event decreased) by the forecasted Adjusted EBITDA resulting from the changes in accounting and changes in level of ownership set forth in a forecast prepared by management and reviewed and approved by the Audit Committee of the Board.
In addition, in connection with any sales to or other acquisitions of assets by joint ventures from the Company or its subsidiaries the Adjusted EBITDA targets for the applicable Designated Periods will be increased (but in no event decreased). The Adjusted EBITDA adjustment will be in the same amount as the increase in Adjusted EBITDA resulting from such transaction as set forth in the most recent management “base case” projections on a standalone basis (that is, with no synergies) presented by the Company’s management to the Board for its review and approval of the transaction prior to signing the definitive agreement for the transaction. In addition Adjusted EBITDA will not include any restructuring or integration costs associated with the transaction.
In addition, acquisitions by joint ventures from third parties and sales of assets by joint ventures to third parties or the Company and its subsidiaries will be addressed as provided in the first two paragraphs of this subparagraph B(iii).

This subsection B(iii) is not intended to constitute positive discretion and does not constitute positive discretion with respect to the determination of Adjusted EBITDA.

Appendix B
Competitive Enterprises For the Company and its Affiliates

Ace
AH Beard
Auping
Ashley Sleep Aviya Bedshed Better Bed Bohus Botafogo
Boyd Bruno
Carpe Diem
Carpenter
Carolina Mattress
Casper
Cauval Group
Chaide & Chaide
Classic Sleep Products Coin Colunex Copel
Comforpedic Comfort Group
Comfort Solutions
COFEL group Correct
De Rucci
Diamona
Doremo Octaspring
Dorelan Dreams Drommeland
Dunlopillo
Duxiana
Eastborne El Corte Ingles
Eminflex
Englander Eve Falafella

Flex Group of Companies
Foamex Forty Winks Furniture Villge
France Bed
Future Foam
Harrisons Harvey Norman Group
Hastens Helix Sleep
Hilding Anders Group Hyundai Retail Group
Hypnos
IBC Jysk Group
KayMed
King Koil
Kingsdown Koala
Lady Americana
Land and Sky Leesa Sleep
Leggett & Platt
Lo Monaco Lotte Retail Group
Luna Lutz Group
Magniflex
Metzler
Myers Nature’s Sleep (GhostBed)
Optimo
Ortobom Per Dormire Purple, Inc.
Natura
Natures Rest
Park Place
Permaflex
Pikolin Group
Recticel Group
Relyon
Restonic
Reverie
Rosen

Rowe
Saatva
Sapsa Bedding
Select Comfort
Serta and any direct or indirect parent company
Silentnight Simba
Simmons Company/Beautyrest and any direct or indirect parent company Sinomax Sleep Innovations
Sleepmaker
Spring Air Steinhoff
Sterling
Stobel
Swiss Comfort
Swiss Sense Tediber
Therapedic
Tuft and Needle Whisper

RETAILERS

Ashley
Innovative Mattress Solutions
Mattress Firm/Steinhoff
Sleepy’s
Wayfair